UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2014

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52832	98-0500738
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#1707, Block A, Genzon Times Square
Longcheng Blvd, Centre City, Longgang District
Shenzhen, Guangdong Province
People's Republic of China	518172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8989-6008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2014, China Internet Café Holdings Group, Inc. (the “Company”) and its controlled entity, Shenzhen Junlong Culture Communication Co., Ltd. entered into a health products distribution agreement (the “Distribution Agreement”) with Beijing Eastern Union Medical Biotechnology, Ltd. and its subsidiary Ningxia Eastern Outai Medicine, Ltd. (collectively, “Eastern Union”) to distribute and sell Eastern Union’s Yiyou Series of nutriceutical products including melatonin tablets, Vitamin B tablets, calcium and zinc chewable tablets and multi-vitamin tablets (the “Products”). Pursuant to the agreement, the Company will purchase the Products on consignment and sell them to customers on the non-medical entity market in Guangdong Province, China, including the Company’s 62 internet cafés in Shenzhen, China. The agreement is valid from January 27, 2014 to January 30, 2015. The Company has the priority to renew the agreement upon termination.

The forgoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Distribution Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Yiyou Series Health Products Distribution Agreement, dated January 27, 2014, by and among Beijing Eastern Union Medical Biotechnology, Ltd., Ningxia Eastern Outai Medicine, Ltd., the Company and Shenzhen Junlong Culture Communication Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.
Dated: January 29, 2014
	By:	/s/ Dishan Guo
	Name:	Dishan Guo
	Title:	Chief Executive Officer